Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	August 10, 2010
Executive Vice President
And Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Vice Presidentand Treasurer
(310) 481-8581

KILROY REALTY COMPLETES NEW

$500 MILLION UNSECURED BANK FACILITY

LOS ANGELES, August 10, 2010 – Kilroy Realty Corporation (NYSE: KRC) today announced that its operating partnership, Kilroy Realty, L.P., closed a $500 million unsecured revolving credit facility for a new term of three years plus a one-year extension option. The facility was syndicated to a group of 17 U.S. and international banks led by J.P. Morgan Securities Inc. and Banc of America Securities LLC, which acted as joint lead arrangers and joint bookrunners. The unsecured line bears interest at LIBOR plus 2.675% and includes a 57.5 basis point facility fee. The interest rate and facility fee can vary depending upon the company’s credit ratings. Kilroy Realty, L.P. expects to use the facility for general corporate purposes, including funding its acquisition, development and redevelopment programs, and repaying long-term debt.

JP Morgan Chase Bank, N.A. will be the administrative agent for the facility. Bank of America, N.A. acted as syndication agent and PNC Bank, National Association, The Bank of Nova Scotia, U.S. Bank National Association, and Barclays Bank plc acted as documentation agents. Other participants in the facility include Bank of the West, Compass Bank, an Alabama Banking Corporation, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, Union Bank, N.A., Wells Fargo Bank, National

Association, Allied Irish Banks, P.L.C., Comerica Bank, KeyBank, National Association, Cathay United Bank, Ltd., and Chang Hwa Commercial Bank, Ltd., Los Angeles Branch.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial property sectors of California. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego and the San Francisco Bay Area. At June 30, 2010, the company owned 10.1 million rentable square feet of commercial office space and 3.7 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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